Exhibit 99.1

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:
Regina Nethery
Humana Investor Relations
(502) 580-3644 e-mail: Rnethery@humana.com
Tom Noland
Humana Corporate Communications
(502) 580-3674 e-mail: Tnoland@humana.com

Humana Reports Fourth Quarter and Full Year 2014 Financial Results;

Reaffirms 2015 Financial Guidance

•	2014 Adjusted EPS(a) of $7.51 consistent with management expectations (excluding $0.15 per share of expenses related to early retirement of debt)

•	2015 EPS guidance of $8.50 to 9.00 reaffirmed, a growth rate of approximately 17 percent from 2014 Adjusted EPS(a)

•	2015 individual Medicare Advantage membership growth estimate reaffirmed at 300,000 to 350,000, up approximately 13 percent versus 2014

•	2015 individual Medicare stand-alone PDP membership growth estimate reaffirmed at 400,000 to 450,000, up approximately 11 percent versus 2014

LOUISVILLE, KY (February 4, 2015) – Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended December 31, 2014 (4Q14) of $0.94, compared to a loss of $0.19 per share for the quarter ended December 31, 2013 (4Q13). For the year ended December 31, 2014 (FY14) the company reported EPS of $7.36 compared to $7.73 for the year ended December 31, 2013 (FY13). The company also reported adjusted results(a) for these periods as follows:

Consolidated Results of Operations ($ in millions except EPS)	4Q14 Pretax Income	4Q13 Pretax Income (Loss)	4Q14 EPS	4Q13 EPS
GAAP	$287	($49)	$0.94	($0.19)
Expenses associated with early retirement of debt (a)	37	—	0.15	—
Reserve strengthening for closed block of long-term care insurance policies (a)	—	243	—	0.99

Adjusted (non-GAAP) (a)	$324	$194	$1.09	$0.80

Effective tax rate			49.5%	39.4%

Consolidated Results of Operations ($ in millions except EPS)	FY14 Pretax Income	FY13 Pretax Income	FY14 EPS	FY13 EPS
GAAP	$2,170	$1,921	$7.36	$7.73
Expenses associated with early retirement of debt (a)	37	—	0.15	—
Reserve strengthening for closed block of long-term care insurance policies (a)	—	243	—	0.99

Adjusted (non-GAAP) (a)	$2,207	$2,164	$7.51	$8.72

Effective tax rate			47.2%	35.9%

Adjusted pretax income of $324 million in 4Q14 increased $130 million, or 67.0 percent versus $194 million for 4Q13 primarily due to improved year-over-year results in each of the company’s business segments. Adjusted EPS of $1.09 for 4Q14 increased $0.29 per share, or 36.3 percent versus $0.80 in 4Q13, reflecting the improved pretax results as well as the impact of a lower weighted average share count due to the company’s share repurchase program.

Adjusted pretax income of $2.21 billion for FY14 increased $43 million, or 2.0 percent versus $2.16 billion for FY13 as higher earnings in the company’s Healthcare Services segment were substantially offset by the anticipated lower year-over-year results in the company’s Retail and Employer Group segments. As also anticipated, Adjusted EPS of $7.51 for FY14 decreased $1.21 per share, or 13.9 percent, versus $8.72 in FY13, primarily due to changes in segment pretax results, partially offset by the impact of share repurchase activity.

The company reaffirmed its estimate for EPS for the year ending December 31, 2015 (FY15) to be in the range of $8.50 to $9.00. The company’s 2015 EPS estimate reflects expected strong growth and operating efficiencies in the company’s Medicare offerings, year-over-year improvement in the Healthcare Services businesses, break-even results in its HumanaOne business and reduced investment spending in state-based(b) contracts, partially offset by the tax implications of the expected increase in the non-deductible health insurance industry fee and a reduction in 2015 Medicare rates.

“This past year was particularly dynamic considering Medicare rate reductions, increased income taxes, the launch of healthcare exchanges and our entry into state-based contracts,” said Bruce D. Broussard, President and Chief Executive Officer of Humana. “Our 2014 results in the face of these challenges, combined with strong 2015 membership growth, demonstrate the strength of our consumer-focused strategy and integrated care delivery model. We are pleased with our projected growth trajectory and believe we are well positioned for success in 2015 and beyond.”

Detailed press release

Humana’s full detailed earnings press release has been posted to the company’s Investor Relations site and may be accessed at http://phx.corporate-ir.net/phoenix.zhtml?c=92913&p=irol-IRHome or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).

Footnotes

(a)

Adjusted financial results included in this earnings press release include: (1) for 2014, Adjusted Pretax Income and Adjusted EPS, which in each case excludes approximately $37 million of pretax expense, or $0.15 per share, as applicable, associated with the early retirement of debt in the fourth quarter of 2014 (which related to the company’s October 2014 redemption of its $500 million aggregate principal amount of 6.45% senior unsecured notes due June 1, 2016, and (2) for 2013, Adjusted Pretax Income and Adjusted EPS, which in each case excludes $243 million of pretax expense, net of reinsurance, or $0.99 per share, as applicable, for strengthening of the company’s future policy benefit reserves related to the closed block of long-term care insurance policies. This closed block of policies was acquired in connection with the company’s acquisition of KMG America in late 2007. No policies in this block have been sold since 2005. The Company has included these financial measures (not in accordance with Generally Accepted Accounting Principles (GAAP)) in its summary of financial results within this earnings press release as management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Neither of the excluded items described herein are a recurring part of the company’s operating plan. Consequently, management uses these non-GAAP financial measures as an indicator of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
(b)	State-based contracts include the company’s operations and membership associated with Medicaid benefits provided for dual-eligible, Temporary Assistance for Needy Families (TANF), and Long-Term Support Services (LTSS) programs.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on at least 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in at least ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by the adoption of a new coding set for diagnoses (commonly known as ICD-10), the implementation of which has been deferred to at least October 1, 2015.

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government-determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•	The Health Care Reform Law, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows.

•	Humana’s participation in the new federal and state health care exchanges, which entail uncertainties associated with mix, volume of business, and the operation of premium stabilization programs, which are subject to federal administrative action, could adversely affect the company’s results of operations, financial position, and cash flows.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2013;

•	Form 10-Q for the quarter ended March 31, 2014, June 30, 2014, and September 30, 2014;

•	Form 8-Ks filed during 2014 and 2015.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases

•	Replays of most recent earnings release conference calls

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors)

•	Corporate Governance information